SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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CADUS CORPORATION

(Name of Registrant as Specified In Its Charter)

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CADUS CORPORATION

767 Fifth Avenue

New York, New York 10153

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on June 21, 2012

To the Stockholders of Cadus Corporation:

Notice is hereby given that the Annual Meeting of Stockholders (the “Meeting”) of Cadus Corporation (the "Company") will be held on Thursday, June 21, 2012, at the offices of Morrison Cohen LLP, 909 Third Avenue, 27th Floor, New York, New York 10022, at 2:30 p.m. local time.

The Meeting will be held for the following purposes:

1.	To elect four directors of the Company to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified.

2.	To vote upon stockholder proposals described in the accompanying Proxy Statement, if properly presented at the Meeting.

3.	To transact such other business as may properly come before the Meeting or any and all adjournments thereof.

The Board of Directors of the Company fixed the close of business on May 7, 2012 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any and all adjournments thereof. Consequently, only stockholders of record at the close of business on May 7, 2012 are entitled to notice of and to vote at the Meeting and at any and all adjournments thereof.

Enclosed with this notice and the accompanying proxy statement are the proxy card and the Company’s annual report to stockholders on Form 10-K.

Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy card, and return it promptly in the enclosed envelope to ensure your representation at the Meeting. You are cordially invited to attend the Meeting and, if you do so, you may personally vote, regardless of whether you have signed a proxy.

New York, New York

May 21, 2012

By Order of the Board of Directors

David Blitz
President

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting To Be Held on June 21, 2012

The 2012 Notice of Annual Meeting and Proxy Statement and the Annual Report on form 10-K for the year ended December 31, 2011 are also available at https://materials.proxyvote.com/127639

Should you need directions to attend and vote at the meeting, please call (212) 702-4300

CADUS CORPORATION

767 Fifth Avenue

New York, New York 10153

(212) 702-4300

 ________________________________________

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

________________________________________

This Proxy Statement and the accompanying proxy card are being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the “Board”) of Cadus Corporation (the “Company), to be used at the Annual Meeting of Stockholders of the Company (the “Meeting”) to be held on Thursday, June 21, 2012, at 2:30 a.m. local time, at the offices of Morrison Cohen LLP, 909 Third Avenue, 27th Floor, New York, New York 10022, and at any and all adjournments thereof. This Proxy Statement and the accompanying proxy card are first being mailed on or about May 21, 2012 to the holders of record, as of May 7, 2012, of the Company’s common stock, $.01 par value per share (the “Common Stock”).

Stockholders of the Company represented at the Meeting will consider and vote upon (i) the election of four directors to serve until the next annual meeting of stockholders or until their successors have been duly elected and qualified; (ii) the two stockholder proposals described below, if properly presented at the Meeting; and (iii) such other business as may properly come before the Meeting or any and all adjournments thereof. The Company is not aware of any other business to be presented for consideration at the Meeting.

VOTING AND SOLICITATION OF PROXIES

Only holders of record of shares of Common Stock at the close of business on May 7, 2012 (the “Record Date”) are entitled to vote at the Meeting. As of the Record Date, 13,144,040 shares of Common Stock were outstanding. Each stockholder is entitled to one vote for each share of Common Stock held of record on the Record Date for each proposal submitted for stockholder consideration at the Meeting. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum for the conduct of business at the Meeting. The election of each nominee for director requires a plurality of the total votes cast. Approval of the stockholder proposals and any other matter, other than the election of directors, submitted to the stockholders for their consideration at the Meeting requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote on the subject matter thereof. Abstentions will be considered shares present for purposes of determining whether a quorum is present at the Meeting and, with respect to a matter other than the election of directors, will have the same effect as a vote against a motion presented at the Meeting. With respect to the election of directors, an abstention will have no effect. Broker non-votes will be considered shares present for purposes of determining whether a quorum is present at the Meeting, but will be considered as shares not entitled to vote and will, therefore, not be considered in the tabulation of votes.

All shares represented by properly executed proxies will, unless such proxies have previously been revoked, be voted at the Meeting in accordance with the directions on the proxies. A proxy may be revoked at any time prior to final tabulation of the votes at the Meeting. Stockholders may revoke proxies by written notice to the Secretary of the Company, by delivery of a proxy bearing a later date, or by personally appearing at the Meeting and casting a contrary vote. The persons named in the proxies will have discretionary authority to vote all proxies with respect to additional matters that are properly presented for action at the Meeting.

The executive officers and directors of the Company as a group own or may be deemed to control approximately 0.06% of the outstanding shares of Common Stock of the Company. Each of the executive officers and directors has indicated his intent to vote all shares of Common Stock owned or controlled by him in favor of the election of the nominees for the Board of Directors of the Company set forth herein and against the stockholder proposals described herein.

The proxy solicitation is made by and on behalf of the Board. Solicitation of proxies for use at the Meeting may be made in person or by mail, telephone or telegram, by officers and regular employees of the Company. Such persons will receive no additional compensation for any solicitation activities. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. The Company will bear the entire cost of the solicitation of proxies, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to stockholders.

COMMON STOCK OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of April 30, 2012, with respect to (i) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each of the Company’s directors and nominees for director, (iii) each Named Executive Officer (as defined below under “EXECUTIVE COMPENSATION - Summary Compensation”) and (iv) all directors and executive officers as a group. All information is based upon ownership filings made by such persons with the Securities and Exchange Commission (the “Commission”) or upon information provided by such persons to the Company.

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Name and Address of Beneficial Owner (1)	Number of Shares Amount and Nature of Beneficial Ownership		Percentage of Common Stock Owned(2)

Carl C. Icahn 767 Fifth Avenue New York, New York 10153	5,260,838	(3)	40.03%

Moab Partners, L.P. 152 East 62nd Street New York, NY 10021	1,719,350	(4)	13.08%

GlaxoSmithKline plc 980 Great West Road Brentford, Middlesex TW89GS England	660,962	(5)	5.03%

James R. Broach	—		*

Brett Icahn	—		*

Peter S. Liebert, M.D.	8,834		*

Jack G. Wasserman	—		*

David Blitz c/o Joel Popkin & Company, P.C. 1430 Broadway (Suite 1805) New York, NY 10018	—		*

All executive officers and directors as a group (5 persons)	8,834		0.06%

_____________________

* Less than one percent

(1)        Except as otherwise indicated above, the address of each stockholder identified above is c/o the Company, 767 Fifth Avenue, New York, NY 10153. Except as indicated in the other footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock.

(2)        Share ownership in the case of each person listed above includes shares issuable upon the exercise of options held by such person as of April 30, 2012, that may be exercised within 60 days after such date for purposes of computing the percentage of Common Stock owned by such person, but not for purposes of computing the percentage of Common Stock owned by any other person. None of the persons listed above held options as of April 30, 2012.

(3)        Based on the most recent filings of SEC Form 4 by the reporting party. Includes 2,258,790 shares of Common Stock held by High River Limited Partnership and 1,899,622 shares of Common Stock held by Barberry Corp. Mr. Carl Icahn is the sole shareholder of Barberry Corp. and Barberry Corp. is the sole member of Hopper Investments L.L.C. which is the general partner of High River Limited Partnership. Mr. Carl Icahn is the father of Mr. Brett Icahn, a director of Cadus.

(4) Based on the most recent filing of SEC Schedule 13D by the reporting party.

(5)        Includes 330,481 shares of Common Stock held by SmithKline Beecham p.l.c., an affiliate of GlaxoSmithKline plc.

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ELECTION OF DIRECTORS

(Item 1)

The directors to be elected at the Meeting will serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. Properly executed proxies not marked to the contrary will be voted "FOR" the election to the Board of each nominee. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the current directors. The nominees for the Board of the Company are as follows:

James R. Broach	Peter S. Liebert
Brett Icahn	Jack G. Wasserman

Information about the foregoing nominees is set forth under “MANAGEMENT” below.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION TO THE BOARD OF ALL NOMINEES NAMED ABOVE.

Board Meetings, Committees and Director Independence

The Board held three meetings in 2011. Other than Dr. Peter S. Liebert who attended one of the Board’s three meetings in 2011, each director attended at least seventy-five percent (75%) of the aggregate of (i) the total number of meetings of the Board, plus (ii) the total number of meetings held by all committees of the Board on which the director served.

The Company does not have a policy with respect to Board members’ attendance at annual meetings of stockholders. One member of the Board attended the Company’s last annual meeting of stockholders in October 2010.

Directors are elected by the stockholders of Cadus at each annual meeting of stockholders and serve until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier removal or resignation.

The Board has a Compensation Committee, consisting of Messrs. Liebert and Wasserman, which makes recommendations regarding salaries and incentive compensation for employees of and consultants to the Company and which administers the 1996 Incentive Plan. The Compensation Committee does not have a charter. Because the Company currently has no employees and no changes were to be made to the ongoing consultative arrangements with David Blitz, acting Chief Executive Officer of the Company, and Professor James R. Broach, who provides consulting services to the Company in connection with certain patent and license matters, the Compensation Committee held no formal meetings in 2011, but did have several informal discussions.

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The Company does not have a separately-designated standing nominating committee or a committee performing similar functions. Because of the small size of the Board of Directors, the Board of Directors performs this function. The Board of Directors considers certain factors when selecting candidates for director positions, including, but not limited to, the current composition and diversity of skills of the Board of Directors, the expertise and experience of a director leaving the Board of Directors, and the expertise required in connection with a particular corporate need for specific skills. The Board of Directors considers the following characteristics when considering a prospective candidate for the Board: (i) a desire to serve on the Board of Directors primarily to contribute to the growth and prosperity of the Company and help create long-term value for its shareholders; (ii) business or professional knowledge and experience that will contribute to the effectiveness of the Board of Directors; (iii) the ability to understand and exercise sound judgment on issues related to the goals of the Company; and (iv) a willingness and ability to devote the time and effort required to serve effectively on the Board of Directors, including preparation for and attendance at Board meetings.

The Board of Directors will consider stockholder nominations for directors timely given in writing to the Company prior to the annual meeting of stockholders. To be timely, the stockholder’s nomination must be delivered, to the attention of the President of the Company, within the time permitted for submission of a stockholder proposal as described in the Company’s proxy statement and filings with the Securities and Exchange Commission. Such notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residential address of each such person, (ii) the principal occupation or employment of such person, (iii) the number of shares of the Company that are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (b) as to the stockholder giving the notice (i) the name and address of such stockholder and (ii) the number of shares of the Company that are beneficially owned by such stockholder (and, if the stockholder is not a record holder of the shares, verification of ownership from the record holder). The President of the Company will forward such notice on to one or more of the directors for screening and review and such director’s or directors’ determination whether to recommend that the full Board of Directors consider the nomination contained in such notice.

In the ordinary course, absent special circumstances or a change in the criteria for Board membership, the Board of Directors may renominate incumbent directors who continue to be qualified for Board services and are willing to continue as directors.

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The Company does not have a separately-designated standing audit committee or a committee performing similar functions. The entire Board of Directors of the Company acts as the audit committee. The Board of Directors of the Company has determined that it does not have an "audit committee financial expert" as such term is defined in the rules adopted by the Securities and Exchange Commission requiring companies to disclose whether or not at least one member of the audit committee is an "audit committee financial expert." The Board of Directors believes that the aggregate technical, commercial and financial experience of its members, together with their knowledge of the Company, provides the Board with the ability to monitor and direct the goals of the Company and to protect the best interests of its shareholders and that its members are fully qualified to monitor the performance of management, the public disclosures by the Company of its financial condition and performance, the Company's internal accounting operations and its independent auditors. In addition, the Board of Directors is authorized to engage independent financial consultants, auditors and counsel whenever it believes it is necessary and appropriate to do so.

Each non-employee director receives $3,000 in annual compensation, payable quarterly in arrears.

Cadus has the following directors: James R. Broach, Brett Icahn, Peter S. Liebert and Jack G. Wasserman. Each of the directors meets the standards for independence set forth in the Nasdaq Listing Rules. The entire Board of Directors of the Company acts as the audit committee. Each of the directors, except for James R. Broach, meets the standards for independence for audit committee members set forth in the Nasdaq Listing Rules.

Stockholder Communications with the Board of Directors

Although the Company does not have a formal procedure for shareholder communication with the Board, the Company’s Board of Directors has always been, and will remain, open to communications from the Company's stockholders. In general, members of the Board and the Chief Executive Officer are accessible by mail in care of the Company. Any matter intended for the Board, or for any individual member or members of the Board, should be directed to the Company's Chief Executive Officer with a request to forward the communication to the intended recipient. Such communications will be screened by the Chief Executive Officer for appropriateness before either forwarding to or notifying the members of the Board of receipt of a communication. Please note that the foregoing procedure does not apply to (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding. For information concerning stockholder proposals, see “Stockholder Proposals for 2013 Annual Meeting.”

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MANAGEMENT

Information with respect to the executive officers, directors and nominees for director of the Company as of July 31, 2010 is set forth below:

Name	Age	Position
James R. Broach, Ph.D. **	64	Director
Brett Icahn**	32	Director
Peter S. Liebert, M.D.**(1)	76	Director
Jack G. Wasserman**(1)	75	Director
David Blitz	80	Chief Executive Officer and President

_________________________

**Nominee for Election to the Board.

(1) Member of the Compensation Committee.

James R. Broach, Ph.D., a scientific founder of Cadus and inventor of Cadus’s yeast–based drug discovery technology, has been Director of Research of Cadus since its inception. He is currently Chair of the Department of Biochemistry and Molecular Biology at Penn State University College of Medicine and Director of the Penn State Hershey Institute for Personalized Medicine. From 1984 to 2012, he was Professor of Molecular Biology at Princeton University, where he served as Associate Chair and Associate Director of the Lewis Sigler Institute for Integrative Genomics. In 1984, Dr. Broach and his collaborators were the first ones to demonstrate that human genes could be successfully implanted into yeast cells. Dr. Broach is a member of the Scientific Advisory Board of the U.S. Food and Drug Administration and until 2012 was a member of the Board of Trustees of the University of Medicine and Dentistry of New Jersey and a Commissioner on the New Jersey Commission for Cancer Research. He received his Ph.D. in Biochemistry from University of California at Berkeley and his B.S. from Yale University. The Board of Directors has concluded that Dr. Broach should serve as a director of Cadus because of his role as the inventor of Cadus's yeast-based discovery technology and his continuing association and prominence in academic circles in the field of Molecular Biology.

Brett Icahn has served on the Company’s board of directors since July 2010. Since April 2010, he is responsible for co-executing a small/mid-cap investment strategy across all industries as a Portfolio Manager of the Sargon Portfolio for Icahn Capital LP, the entity through which Carl C. Icahn manages investment funds. From 2002 through April 2010, Brett Icahn was an investment analyst at Icahn Capital. He has served as a director of The Hain Celestial Group, Inc. (a natural and organic products company) since July 2010, as a director of Take-Two Interactive Software, Inc. (a developer, marketer and publisher of software games) since April 2010, as a director of Motricity, Inc. (a mobile data solutions provider) and as a member of its Nominating and Corporate Governance committees since January 2010, and as a director and member of the Compensation Committee of American Railcar Industries, Inc. (a company that is primarily engaged in the business of manufacturing covered hopper and tank railcars) since January 2007. Prior to that Mr. Icahn served on the board of directors of HowStuffWorks.com, an internet website acquired by Discovery Communications in 2007. Brett Icahn is the son of Carl C. Icahn, and received a B.A. from Princeton University. The Board of Directors has concluded that Mr. Brett Icahn should serve as a director of Cadus because of his business experience and his experience as a director of various public companies.

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Peter S. Liebert, M.D., became a director of Cadus in April 1995. Dr. Liebert has been a pediatric surgeon in private practice since 1968 and is Chief of Pediatric Surgery at the Stamford Hospital in Stamford, Connecticut. He is a past president of the Westchester Surgical Society. He is also a past president of the Westchester County Medical Society and is currently Chairman of its Finance Committee. He is also Chairman of the Board of Rx Vitamins, Inc. Dr. Liebert served as a director of ImClone Systems Incorporated from October 2006 to November 2008. Dr. Liebert holds an M.D. from Harvard University Medical School and a B.A. from Princeton University. The Board of Directors has concluded that Dr. Liebert should serve as a director of Cadus because of his considerable experience with clinical medicine, nutrition and natural pharmaceuticals and his experience as a director or chairman of the board of several drug or biotechnology companies.

Jack G. Wasserman has served as a director of Cadus since May 1996. Mr. Wasserman is an attorney and a member of the Bars of New York, Florida, and the District of Columbia. From 1966 until 2001 he was a senior partner of Wasserman, Schneider, Babb & Reed, a New York-based law firm and its predecessors. Since September 2001 Mr. Wasserman has been engaged in the practice of law as a sole practitioner. Since 1993 he has been a director of Icahn Enterprises G.P., Inc. (formerly American Property Investors, Inc.), the general partner of Icahn Enterprises L.P. (formerly American Real Estate Partners, L.P.). Mr. Carl C. Icahn controls Icahn Enterprises G.P. and its subsidiaries. Mr. Wasserman has been licensed by the New Jersey State Casino Control Commission and the Nevada State Gaming Control Commission. Since December 1, 1998, Mr. Wasserman has been a director of National Energy Group, Inc. On March 11, 2004, Mr. Wasserman was appointed to the Board of Directors of Triarc Companies, Inc. and was elected to the Board in June 2004; in 2008 Triarc acquired Wendy’s Inc., and Triarc changed its name to Wendy’s/Arby’s Group Inc.; he serves as a member of Wendy’s/Arby’s Board of Directors’ audit and compensation committees and is chairman of the Board’s ERISA committee. Mr. Wasserman received a B.A. from Adelphi University, a J.D. from Georgetown University Law Center, and a Graduate Diploma from Johns Hopkins University School of Advanced International Studies. In 2007 he received a professional Certificate in Financial Analysis from New York University’s School of Continuing and Professional Studies in Bologna, Italy. The Board of Directors has concluded that Mr. Wasserman should serve as a director of Cadus because of his considerable experience as a lawyer and legal advisor as well as his experience as a director of several public companies..

David Blitz became acting President, Chief Executive Officer, Treasurer and Secretary of Cadus in May 2004. Mr. Blitz, a retired partner of Deloitte & Touche, has been employed as a certified public accountant by Joel Popkin & Co., P.C. since January 1990. Mr. Blitz, as an employee of Joel Popkin & Co., P.C., has been performing Cadus Corporation's internal accounting since March 2000. He earned his B.A. in Economics from Brooklyn College.

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EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth certain information concerning the compensation paid or accrued by Cadus for services rendered to Cadus in all capacities for the fiscal years ended December 31, 2011 and 2010, by (i) all individuals serving as Cadus’s principal executive officer or principal financial officer, or acting in a similar capacity, (ii) the three most highly compensated executive officers other than the executive officers in clause (i), who were serving as executive officers at the end of such fiscal year and (iii) up to two additional most highly compensated executive officers who would have otherwise been included in clause (ii) but for the fact that they were not serving as executive officers at the end of such fiscal year (collectively, the “Named Executive Officers”):

Summary Compensation Table For 2011 and 2010 Fiscal Years

				All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Compensation ($)	Total ($)

David Blitz (1)	2011	$25,000	—	—	$25,000
President and Chief Executive	2010	$25,000	—	—	$25,000
Officer

___________________

(1)	Mr. David Blitz has been the Company’s acting President and Chief Executive Officer from May 2004 and serves in such capacity at the rate of $25,000 per annum.

Grants of Plan Based Awards

There were no grants by Cadus of awards to Named Executive Officers during the fiscal year ended December 31, 2011.

Outstanding Equity Awards at Fiscal Year-End

No Named Executive Officer had any outstanding Cadus equity awards as of December 31, 2011.

Option Exercises and Stock Vested

During the fiscal year ended December 31, 2011, no Named Executive Officer exercised any stock option, stock appreciation right or similar instrument and no Cadus stock (including any restricted stock, restricted stock unit or similar instrument) vested for any Named Executive Officer.

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Director Compensation

The following table sets forth certain information concerning the compensation paid or accrued by Cadus for services rendered to Cadus by its directors in all capacities for the fiscal year ended December 31, 2011:

Director Compensation Table For 2011 Fiscal Year

	Fees Earned or Paid	All Other
Name	in Cash ( $) (1)	Compensation ($)		Total ($)

James R. Broach	$3,000	$12,000	(2)	$15,000
Russell D. Glass	$1,500	—		$1,500
Brett Icahn	$3,000	—		$3,000
Peter S. Liebert	$3,000	—		$3,000
Jack G. Wasserman	$3,000	—		$3,000

___________________

(1)	Each non-employee director receives $3,000 in annual compensation, payable quarterly in arrears.

(2)	James R. Broach provides consulting services to the Company for patent and license related matters, for which he was paid $12,000 in the fiscal year ended December 31, 2011.

Compensation Committee Interlocks and Insider Participation

The Company’s Compensation Committee is composed of Peter Liebert and Jack G. Wasserman. Neither Mr. Liebert nor Mr. Wasserman is or was an officer or employee of the Company.

Compensation Discussion and Analysis

Introduction

The Compensation Committee of the Board of Directors of Cadus is responsible for determining and administering the Company’s compensation policies for the remuneration of Cadus’s officers. The Compensation Committee annually evaluates individual and corporate performance from both a short-term and long-term perspective. In 2011, Cadus had no officers other than its acting Chief Executive Officer who served in a consultative capacity at the rate of $25,000 per annum for the interim period during which the Company continued its search for a new Chief Executive Officer. Accordingly, the following report of the Compensation Committee is not entirely applicable to calendar year 2011 but is presented for an historical perspective.

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Philosophy

Cadus’s executive compensation program historically has sought to encourage the achievement of business objectives and superior corporate performance by the Cadus’s executives. The program enables Cadus to reward and retain highly qualified executives and to foster a performance-oriented environment wherein management’s long-term focus is on maximizing stockholder value through equity-based incentives. The program calls for consideration of the nature of each executive’s work and responsibilities, unusual accomplishments or achievements on the Company’s behalf, years of service, the executive’s total compensation and the Company’s financial condition generally.

Components of Executive Compensation

Historically, Cadus’s executive employees have received cash-based and equity-based compensation.

Cash-Based Compensation. Base salary represents the primary cash component of an executive employee’s compensation, and is determined by evaluating the responsibilities associated with an employee’s position at the Company and the employee’s overall level of experience. In addition, the Committee, in its discretion, may award bonuses. The Compensation Committee and the Board believe that the Company’s management and employees are best motivated through stock option awards and cash incentives.

Equity-Based Compensation. Equity-based compensation principally has been in the form of stock options. The Compensation Committee and the Board believe that stock options represent an important component of a well-balanced compensation program. Because stock option awards provide value only in the event of share price appreciation, stock options enhance management’s focus on maximizing long-term stockholder value and thus provide a direct relationship between an executive’s compensation and the stockholders’ interests. No specific formula is used to determine stock option awards for an employee. Rather, individual award levels are based upon the subjective evaluation of each employee’s overall past and expected future contributions to the success of the Company.

Compensation of the Chief Executive Officer

The philosophy, factors and criteria of the Compensation Committee generally applicable to the Company’s officers have historically been applicable to the Chief Executive Officer. However, the current acting Chief Executive Officer, David Blitz, is serving on a consultative basis at the rate of $25,000 per annum for the interim period during which the Company continues its search for a new Chief Executive Officer.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1, 2011 the Company has not been a participant in any transaction with a “related person” (as defined in Item 404 of Regulation S-K) where the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year end for the last two completed fiscal years, nor is any such transaction currently proposed. The Company recognizes that related person transactions can present potential or actual conflicts of interest. Accordingly, if a proposed transaction appears to or does involve a related person, and the amount involved exceeds $60,000, the transaction must be presented to the Board of Directors for its review and approval or ratification. The Board of Directors may retain and pay such independent advisors as it deems necessary to properly evaluate the proposed transaction, including, without limitation, outside legal counsel and financial advisors to determine the fair value of the transaction. Related party transactions where the amount involved does not exceed $60,000 do not require formal Board of Directors approval, but must be disclosed to the Board of Directors. The foregoing procedures are designed to ensure that transactions with related persons are fair to the Company and in the Company’s best interests.

James Broach provides consulting services to the Company for patent and license related matters for which he was paid $12,000 in each of calendar years 2011 and 2010.

In May 2004, the Board of Directors appointed David Blitz the acting Chief Executive Officer of the Company at the rate of $25,000 per annum for the interim period during which the Company is continuing its search for a new Chief Executive Officer. In 2011, the Company paid $25,000 to Mr. Blitz in such capacity. Mr. Blitz remains an employee of Joel Popkin & Co., P.C., in which capacity he will continue to perform the Company’s internal accounting as he has done since March 2000. The Company paid Joel Popkin & Co. $52,290 for such accounting services and $6,000 for tax preparation services performed in 2011 and anticipates that it will pay similar amounts for such services in 2012.

Report of the Board of Directors in Lieu of Report of an Audit Committee

The Company does not have an audit committee and the Board has not adopted a written charter for an audit committee. The entire Board of Directors of the Company acts as the audit committee. The members of the Board of Directors are James R. Broach, Brett Icahn, Peter S. Liebert and Jack G. Wasserman.

The Board of Directors has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2011 and management’s assessment of the effectiveness of the Company’s internal controls over financial reporting as of December 31, 2011 with both management and the independent accountants, Holtz Rubenstein Reminick LLP. The Board also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended.

The Board received from the independent accountants the written disclosures and the letter from the independent accountants, Holtz Rubenstein Reminick LLP, required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communication with the Board concerning independence; and has discussed with the independent accountants the independent accountants’ independence.

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The following table sets forth sets forth the aggregate fees incurred by the Company for the services of its principal accountants in 2011 and 2010:

	2011		2010
Audit Fees	$35,638		$36,521
Audit-Related Fees	$—		$—
Tax Fees	$—		$—
All Other Fees	$6,040	(1)	$—

___________________

(1)	Fees paid in connection with an abandoned potential acquisition by the Company.

Audit fees consist of services rendered to the Company for the audit of the Company’s annual consolidated financial statements, reviews of the Company’s quarterly financial statements and related services.

The Company’s policy is that, before accountants are engaged by the Company to render audit or non-audit services, the engagement is approved by Cadus’s Board of Directors. Cadus’s Board of Directors approved Holtz Rubenstein Reminick LLP’s engagement as the Company’s independent auditors for the fiscal year ending December 31, 2011 before Holtz Rubenstein Reminick LLP was so engaged. All of the 2011 services described above were approved by the Board of Directors.

The Board of Directors has considered the compatibility of fees paid to its principal accountants in connection with its principal accountants’ independence.

Based on the foregoing review and discussions, the Board of Directors approved that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 to be filed with the Securities and Exchange Commission.

Following a review of the independent accounting firm’s performance and qualifications, the Board of Directors approved the reappointment of the independent accounting firm for the fiscal year 2012.

By the Board of Directors:

James R. Broach

Brett Icahn

Peter S. Liebert

Jack G. Wasserman

INDEPENDENT ACCOUNTANTS

The Board of Directors of the Company has engaged Holtz Rubenstein Reminick LLP as the Company's independent for the 2012 fiscal year.

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Representatives of Holtz Rubenstein Reminick LLP will be present at the Meeting, will be afforded an opportunity to make a statement, and will be available to respond to appropriate inquiries from stockholders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers, and persons who own more than ten percent of the Common Stock to file with the Securities and Exchange Commission initial reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership on Form 4 or Form 5. Reporting persons are required to furnish the Company with copies of all such forms that they file. To the Company’s knowledge, based solely on a review of copies of such filed reports furnished to the Company, all of the Company’s directors, officers and greater than ten percent beneficial owners made all required filings during or with respect to fiscal year 2011 in a timely manner.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

Since the Company has only limited operations (with the Board's primary focus on preserving the Company's assets, licensing its technologies and acquiring or investing in companies or income producing assets), the leadership structure of our Board of Directors does not include a chairman, a lead independent director or similar position that identifies one member of the Board as having a leadership role among the Directors. We believe that this structure provides equal opportunity for each Director to express his opinions regarding management and direction of the company. The acting Chief Executive Officer of Cadus, who is serving as such under a consulting arrangement, is not a member of the Board of Directors.

The Board of Directors takes an active role in risk oversight related to the Company and, due to the current limited nature of the Company's operations, much of this role has been in overseeing the protection of the Company's intellectual property, the development and implementation of cash management policies, and the evaluation of potential acquisitions.

STOCKHOLDER PROPOSAL TO LIQUIDATE THE COMPANY

(Item 2)

The following proposal was submitted by a stockholder. The stockholder, Matthew Crouse, of 3156 Old Ridge Circle, Salt Lake City, Utah 84121, has represented to Cadus Corporation that he held 64,135 shares of Cadus Corporation Common Stock as of February 15, 2012. If the stockholder proponent, or a representative who is qualified under state law, is present and properly submits his proposal for a vote, then the proposal will be voted upon at the Annual Meeting. In accordance with Federal securities regulations, we include the stockholder proposal together with the supporting statement exactly as submitted by the proponent. The affirmative vote of a majority of the votes properly cast on this proposal at the Annual Meeting is required to approve the proposal.

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SHAREHOLDER RESOLUTION TO LIQUIDATE THE COMPANY

RESOLVED: Shareholders of Cadus Corp. request that the board of directors pursue liquidating the company, returning the company’s cash to its shareholders and monetizing any remaining intellectual property as soon as is reasonably practicable.

SUPPORTING STATEMENT: A company without a real operating business, Cadus has not adequately employed its significant cash and intellectual assets on behalf of its shareholders. Cadus has had more than nine years to make an acquisition and/or develop a business plan, but has provided shareholders with minimal tangible results over the entire period.

Of particular note, Cadus has failed to capitalize on attractive opportunities offered by a distressed stock market. From 12/31/08 to 1/31/2011, the S&P 500 has returned 15.32% per annum, and the Russell 2000 index of small-cap stocks has returned 17.74% per annum. In comparison, Cadus has returned a paltry 0.24% per annum. Not only does this demonstrate unacceptable historical results, but it bodes poorly for hope of any progress going forward. Since Cadus failed to find any attractive investment opportunities at market lows, it appears unlikely that it will find any attractive investment opportuniteis now the market has rebounded.

Shareholders should be given the opportunity to invest the cash for themselves given that the company has failed to invest it successfully on their behalf.

THE BOARD OF DIRECTORS’ STATEMENT IN OPPOSITION

TO THE FOREGOING STOCKHOLDER PROPOSAL

The Board of Directors opposes the stockholder proposal for the following reasons:

The Company had a net operating loss carryforward of approximately $25,009,000 and a research and development credit carryforward of approximately $2,225,000 at December 31, 2011. While the Company's ability to utilize such net operating loss and research and development credit carryforwards for income tax savings is subject to certain limitations, and there can be no assurance that the Company will be able to utilize such carryforwards, if the Company is liquidated, it will never be able to use such carryforwards. Further, if the Company seeks to monetize its intellectual property in the context of a liquidation, the Company may be unable to obtain fair value for its intellectual property.

Additionally, the Company continues to search for and consider opportunities which would enable it to utilize its available cash and/or all or a portion of its carryforwards. While management has evaluated or pursued to varying degrees numerous opportunities, it ultimately determined in each case that none was in the best interests of the stockholders. In general, management found that because of overall market conditions, acquisition targets and assets were overpriced and those appropriate in scale for the Company did not represent the quality that management was seeking. Management continues to believe that there are likely to be good acquisition opportunities for the Company and that it should have the opportunity to pursue such opportunities on behalf of the Company.

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ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THE STOCKHOLDER PROPOSAL.

STOCKHOLDER PROPOSAL REGARDING STOCKHOLDER PROXY ACCESS

(Item 3)

The following proposal was submitted by a stockholder. The stockholder, Daniel Rudewicz, with an address at 10 G Street, NE, Suite 710, Washington, DC 20002, has represented to Cadus Corporation that he held 16,500 shares of Cadus Corporation Common Stock as of March 29, 2012. If the stockholder proponent, or a representative who is qualified under state law, is present and properly submits his proposal for a vote, then the proposal will be voted upon at the Annual Meeting. In accordance with Federal securities regulations, we include the stockholder proposal together with the supporting statement exactly as submitted by the proponent. The affirmative vote of a majority of the votes properly cast on this proposal at the Annual Meeting is required to approve the proposal.

SHAREHOLDER RESOLUTION REGARDING STOCKHOLDER PROXY ACCESS

RESOLVED: pursuant to Section 6.7 of the Bylaws (the “Bylaws”) of Cadus Pharmaceuticals Corporation (“Cadus” or the “Corporation”) and section 109(a) and section 112 of the Delaware Corporation Law, stockholders hereby amend the Bylaws to add section 2.10:

“UNIVERSAL BALLOT. The Corporation shall include in its proxy materials for a meeting of stockholders the name, together with the Disclosure and Statement (both defined below), of any person nominated for election to the Board of Directors by a stockholder or group thereof (the “Nominator”), and allow stockholders to vote with respect to such nominee on the Corporation’s proxy card. Each Nominator may nominate candidates for election at such meeting, provided the number of candidates does not exceed the number of directorships to be filled at such meeting.

To be eligible to make a nomination, a Nominator must:

(a)     have beneficially owned at least 1% or more of the Corporation’s outstanding common stock (the “Required Shares”) for at least one year;

(b)     provide written notice received by the Corporation’s Secretary within the time period specified for shareholder proposals under rule 14(a)-8 of the Securities and Exchange Act of 1934, as amended or any successor provision thereto, for containing (1) with respect to the nominee, (A) the information required by these Bylaws (such information is referred to herein as the “Disclosure”) and (B) such nominee’s consent to being named in the proxy statement and to serving as a director if elected; and (2) with respect to the Nominator, proof of ownership of the Required Shares; and

(c)     execute an undertaking that it agrees (1) to assume all liability of any violation of law or regulation arising out of the Nominator’s communications with stockholders, including the Disclosure and (2) to the extent it uses soliciting material other than the Corporation’s proxy materials, comply with all applicable laws and regulations.

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The Nominator shall have the option to furnish a statement, not to exceed 2000 words, in support of the nominee’s candidacy (the “Statement”), at the time the Disclosure is submitted to the Corporation’s Secretary. The Board of Directors shall adopt a procedure for timely resolving disputes over whether notice of a nomination was timely given and whether the Disclosure and Statement comply with this section 2.10.”

Supporting Statement

The proposed amendment will give shareholders a more effective means of splitting their votes among nominees in the event there is a contested election. If the shareholders are happy with the current directors, they can vote for all of the incumbents. The board structure does not have to change. This amendment is about giving shareholders the option to choose nominees from all slates, while not requiring a shareholder to pay the extra costs associated with mailing separate proxy materials. Furthermore, the amendment could reduce the impact on the environment by reducing the number of mailings. Voting for this amendment will be a very important step towards improving the corporate governance landscape for all companies.

THE BOARD OF DIRECTORS’ STATEMENT IN OPPOSITION

TO THE FOREGOING STOCKHOLDER PROPOSAL

The proposal brought by Mr. Rudewicz would, if approved, amend the Company’s By-Laws to require “proxy access” so that a holder of one percent or more of the Company’s common stock (or a group of stockholders collectively owning such amount) who held such stock continuously for one year would have the right to include as many of its nominees for election to the Board in the Company’s proxy materials as are subject to election at such meeting. After careful consideration, the Board of Directors has determined that this proposal is not in the best interests of the Company or its stockholders and recommends that stockholders vote AGAINST this proposal.

The Board of Directors believes that the 1% ownership threshold in the proponent’s proxy access proposal is extremely low for a company with Cadus’s market value and that this extremely low threshold together with Cadus’s low market value would mean that stockholders with the right to nominate directors would not be required to have a significant financial interest in the Company. Further, the extremely low ownership threshold, along with the failure to limit the number of nominees of any one stockholder or group of stockholders to less than the number of all directorships subject to election, may lead to an unwieldy and confusing nominating and election process (especially if multiple stockholders nominate a full slate of directors), create uncertainty for stockholders, and discourage qualified candidates from serving on the Board of Directors.

The proposal fails to require that the nominating stockholder provide the information relating to nominees that is required to be disclosed in the Company’s proxy statements pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THE STOCKHOLDER PROPOSAL.

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STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

Stockholders who wish to present proposals at the 2013 annual meeting of stockholders and who wish to have their proposals presented in the proxy statement distributed by the Board in connection with such annual meeting must submit their proposals in writing, to the attention of the President of the Company, on or before January 21, 2013. If the date of next year’s annual meeting of stockholders is changed by more than 30 days from the date of this year’s meeting, then the deadline is a reasonable time before the Company begins to print and mail proxy materials. In addition, if the Company receives notice of a shareholder proposal after April 6, 2013, it will be considered untimely pursuant to Rules 14a-4 and 14a-5(e)(2) under the Securities Exchange Act of 1934, and the persons named in the proxies solicited by the Board of Directors for the 2013 annual meeting of stockholders may exercise discretionary voting power with respect to the proposal. If the date of the 2013 annual meeting of stockholders has been changed by more than 30 days from the date of the 2012 annual meeting of stockholders, stockholders’ written notices must be received by the Company a reasonable time before the Company begins to print and mail proxy materials for the 2013 annual meeting of stockholders.

ADDITIONAL INFORMATION

The Company’s Annual Report, including certain financial statements, is being mailed concurrently with this Proxy Statement to all persons who were stockholders of record at the close of business on May 7, 2012, which is the record date for voting purposes. The Annual Report does not constitute a part of the proxy soliciting material.

Upon the written request of any stockholder, the Company will provide, without charge, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011. Written requests for such report should be directed to the Company, 767 Fifth Avenue, New York, New York 10153.

GENERAL

The Board knows of no other matters which are likely to be brought before the Meeting. If, however, any other matters are properly brought before the Meeting, the persons named in the enclosed proxy or their substitutes shall vote thereon in accordance with their judgment pursuant to the discretionary authority conferred by the form of proxy.

By Order of the Board of Directors

David Blitz
President

New York, New York

May 21, 2012

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CADUS CORPORATION
767 5TH AVE.
47TH FLOOR
NEW YORK, NY 10153

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M47556-P27890 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CADUS CORPORATION

The Board of Directors recommends you vote FOR all listed nominees in item 1:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) James R. Broach
02) Brett Icahn
03) Peter S. Liebert
04) Jack G. Wasserman

The Board of Directors recommends you vote AGAINST the proposals in items 2 and 3:

	For	Against	Abstain
2. Stockholder Proposal to Liquidate the Company.	☐	☐	☐
3. Stockholder Proposal Regarding Stockholder Proxy Access.	☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and the Annual Report on Form 10-K are available at www.proxyvote.com.

M47557-P27890

CADUS CORPORATION
Annual Meeting of Stockholders
June 21, 2012 2:30 PM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints David Blitz and/or Jack G. Wasserman as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of CADUS CORPORATION held by the undersigned on May 7, 2012 at the Annual Meeting of Stockholders to be held on June 21, 2012 or at any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side